UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

(800) 326-5789

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       OTHER EVENTS.

Enventis Telecom, a subsidiary of Minnesota-based Hickory Tech Corporation, recently established a $10 million credit facility with Commercial Distribution Finance (CDF), a unit of GE Capital Solutions. CDF provides financial solutions that include accounts receivable working capital loans, purchase order financing, inventory financing and other programs for various industries, including technology and telecommunications. This credit facility provides sixty day payment terms for short-term inventory floor-plan financing of accounts payable, and augments the Company’s senior debt facility for working capital.

Enventis Telecom, a wholly owned subsidiary of Hickory Tech Corporation, specializes in providing telecommunications and network solutions for companies of all sizes – from international, multi-office organizations, to small and medium businesses. In addition to its regional, SONET-based transport network, Enventis provides innovative IP solutions that combine voice, video and data onto a single platform – reducing operational costs and enhancing performance. Enventis has offices in Duluth, Plymouth, and Rochester, Minn., and Sioux Falls, SD. Enventis operates in markets serving Minnesota, Wisconsin and South Dakota.

Hickory Tech Corporation is a diversified communications company headquartered in Mankato, Minn., with approximately 460 employees. In its 109th year of operation, HickoryTech offers a full array of telecommunications products and services to business and residential customers. The Telecom Sector offers local voice, long distance, Internet, Broadband services, Digital TV, and IP networking. The Enterprise Solutions Sector provides IP Telephony, call center management, and data network solutions. The Enventis Telecom Sector provides IP-based voice and data services and network solutions on a state wide SONET-based network. The Information Solutions Sector develops telecom and carrier access billing solutions. To learn more about Hickory Tech Corporation, visit the company’s Web site at http://www.HickoryTech.com.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description
99.1	Wholesale Financing Agreement, dated February 23, 2006, among Enventis Telecom, a wholly owned subsidiary of Hickory Tech Corporation and GE Commercial Distribution Finance Corporation.

99.2

Amendment to Agreement for Wholesale Financing, dated February 23, 2006, among Enventis Telecom, a wholly owned subsidiary of Hickory Tech Corporation and GE Commercial Distribution Finance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  April 7, 2006

HICKORY TECH CORPORATION

By:	/s/ John E. Duffy
	Name:	John E. Duffy
	Title:	President and Chief Executive Officer

By:	/s/ David A. Christensen
	Name:	David A. Christensen
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Wholesale Financing Agreement, dated February 23, 2006, among Enventis Telecom, a wholly owned subsidiary of Hickory Tech Corporation and GE Commercial Distribution Finance Corporation.

99.2

Amendment to Agreement for Wholesale Financing, dated February 23, 2006, among Enventis Telecom, a wholly owned subsidiary of Hickory Tech Corporation and GE Commercial Distribution Finance Corporation.